January 5, 2016	Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
U.S.A.
+1.317.276.2000
www.lilly.com

For Release:        Immediately

Refer to:	Lauren Zierke; lauren_zierke@lilly.com; 317-277-6524 (Media)
Phil Johnson; johnson_philip_l@lilly.com; 317-655-6874 (Investors)

Lilly Announces 2016 Financial Guidance, Updates 2015 Expectations

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The company reaffirms its commitment to grow revenue and expand margins through the balance of the decade, while sustaining a flow of innovative medicines and deploying capital to create shareholder value.

•	2016 revenue is anticipated to be between $20.2 billion and $20.7 billion.

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Earnings per share for 2016 are expected to be in the range of $2.92 to $3.02 on a reported basis and $3.45 to $3.55 on a non-GAAP basis. Non-GAAP figures for 2016 exclude amortization of intangibles as well as continued integration costs associated with the Novartis Animal Health acquisition.

•	The late-stage pipeline includes 9 potential new medicines or diagnostic agents in either Phase III development or submission stage.

•	The company now expects 2015 earnings per share to be in the range of $2.28 to $2.33 on a reported basis. Expected 2015 non-GAAP earnings per share have been reaffirmed at $3.40 to $3.45.

INDIANAPOLIS, IN - Eli Lilly and Company (NYSE: LLY) today announced its 2016 financial guidance and highlighted key events for the upcoming year. The company also reaffirmed its commitment to grow revenue and expand margins through the balance of the decade, while sustaining a flow of innovative medicines and deploying capital to create shareholder value.

“We’ve stayed true to our commitment to innovation, and it’s paying off for patients and shareholders. Lilly continues to deliver on our financial commitments while advancing our pipeline and launching new medicines,” said John C. Lechleiter, Ph.D., Lilly’s chairman, president and chief executive officer.

Lechleiter added, “We enter 2016 in a position of strength anticipating continued growth. Our goal is to sustain the flow of valuable medicines from our pipeline to improve patients’ lives and create value for shareholders.”

“In 2016 we expect multiple regulatory actions across therapeutic areas including diabetes, oncology and immunology,” said Derica Rice, Lilly’s executive vice president for global services and chief financial officer.

“This will be another important year for execution of our innovation-based strategy, which will solidify our near- to medium-term growth prospects.”

Lilly also said 2015 earnings per share are now expected to be in the range of $2.28 to $2.33 on a reported basis. Prior reported expectations were $2.40 to $2.45. This revision is due to fourth-quarter after-tax charges of approximately $0.12 per share associated primarily with the previously announced acquisition of worldwide rights to an intranasal glucagon from Locemia Solutions. Expected 2015 non-GAAP earnings per share, which will exclude these charges, have been reaffirmed at $3.40 to $3.45. For a further reconciliation of reported to non-GAAP earnings per share expectations for 2015, see the company’s Form 8-K dated October 22, 2015. Fourth-quarter and full-year 2015 financial results will be announced on January 28, 2016.

2016 Financial Guidance
Earnings per share for 2016 are expected to be in the range of $2.92 to $3.02 on a reported basis and $3.45 to $3.55 on a non-GAAP basis. Non-GAAP figures for 2016 exclude amortization of intangibles as well as integration costs associated with the Novartis Animal Health acquisition.

2016 Expectations
Earnings per share (reported)	$2.92-$3.02
Exclusion of amortization of intangibles	$0.41
Exclusion of Novartis Animal Health integration costs	$0.12
Earnings per share (non-GAAP)	$3.45-$3.55
Amortization associated with the Novartis Animal Health acquisition and the transfer of Erbitux commercialization rights is subject to final acquisition accounting adjustments.

The company anticipates 2016 revenue between $20.2 billion and $20.7 billion. Excluding the unfavorable impact of foreign exchange rates, the company expects revenue growth from a number of established products including Humalog®, Trajenta®, Cialis®, Forteo®, Strattera®, Erbitux®, and animal health products, as well as higher revenues from new products including Cyramza®, Trulicity®, Jardiance®, PortrazzaTM , and Basaglar®.

Marketing, selling and administrative expenses are expected to be in the range of $6.0 billion to $6.2 billion. Research and development expenses are expected to be in the range of $4.8 billion to $5.0 billion.

The 2016 tax rate is expected to be approximately 20.5 percent on a reported basis and 22.5 percent on a non-GAAP basis. The expected 2016 reported tax rate includes the tax impact of integration costs associated with the Novartis Animal Health acquisition and amortization of intangibles.

The following table summarizes the company’s 2016 financial guidance.

2016 Guidance
	Reported	Non-GAAP
Total Revenue	$20.2 to $20.7 billion	$20.2 to $20.7 billion
Gross Margin % of Revenue	Approx. 74%	Approx. 77%
Marketing, Selling & Admin	$6.0 to $6.2 billion	$6.0 to $6.2 billion
Research & Development	$4.8 to $5.0 billion	$4.8 to $5.0 billion
Other Income/(Expense)	$0 to $75 million	$0 to $75 million
Tax Rate	Approx. 20.5%	Approx. 22.5%
Earnings per Share	$2.92 to $3.02	$3.45 to $3.55
Capital Expenditures	Approx. $1.1 billion	Approx. $1.1 billion

Webcast of Conference Call and Investor Materials
As previously announced, investors and the general public can access a live webcast of the 2016 financial guidance conference call and investor materials through a link on Lilly’s website at www.investor.lilly.com. The conference call will be held today beginning at 9:00 a.m. Eastern Standard Time (EST) and will be available for replay via the website.

Lilly is a global healthcare leader that unites caring with discovery to make life better for people around the world. We were founded more than a century ago by a man committed to creating high-quality medicines that meet real needs, and today we remain true to that mission in all our work. Across the globe, Lilly employees work to discover and bring life-changing medicines to those who need them, improve the understanding and management of disease, and give back to communities through philanthropy and voluntarism. To learn more about Lilly, please visit us at www.lilly.com and http://newsroom.lilly.com/social-channels. F-LLY

This press release contains management’s current intentions and expectations for the future, all of which are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “estimate”, “project”, “intend”, “expect”, “believe”, “target”, “anticipate” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially due to various factors. There are significant risks and uncertainties in pharmaceutical research and development. There can be no guarantees that pipeline products will receive the necessary clinical and manufacturing regulatory approvals or that they will prove to be commercially successful. The company’s results may also be affected by such factors as the timing of anticipated regulatory approvals and launches of new products; market uptake of recently launched products; competitive developments affecting current products; the expiration of intellectual property protection for certain of the company’s products; the company’s ability to protect and enforce patents and other intellectual property; the impact of governmental actions regarding pricing, importation, and reimbursement for pharmaceuticals, including U.S. health care reform; regulatory compliance problems or government investigations; regulatory actions regarding currently marketed products; unexpected safety or efficacy concerns associated with the company’s products; issues with product supply stemming from manufacturing difficulties or disruptions; regulatory changes or other developments; changes in patent law or regulations related to data-package exclusivity; litigation involving current or future products; the extent to which third-party indemnification obligations relating to product liability litigation and similar matters will be performed; unauthorized disclosure of trade secrets or other confidential data stored in the company’s information systems and networks; changes in tax law and regulations; changes in inflation, interest rates, and foreign currency exchange rates; asset impairments and restructuring charges; changes in accounting standards promulgated by the Financial Accounting Standards Board and the U.S. Securities and Exchange Commission; acquisitions and business development transactions and related integration costs; and the impact of exchange rates and global macroeconomic conditions. For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the company’s latest Form 10-Q and Form 10-K filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as is required by law, the company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

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Basaglar® (insulin glargine injection, Lilly)
Cialis® (tadalafil, Lilly)
Cyramza® (ramucirumab, Lilly)
Erbitux® (cetuximab, Bristol-Myers Squibb Company)
Forteo® (teriparatide of recombinant DNA origin injection, Lilly)
Humalog® (insulin lispro injection of recombinant DNA origin, Lilly)
Jardiance® (empagliflozin, Boehringer Ingelheim)
Portrazza™ (necitumumab, Lilly)
Strattera® (atomoxetine hydrochloride, Lilly)
Trajenta® (linagliptin, Boehringer Ingelheim)
Trulicity® (dulaglutide, Lilly)